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                                                  Conning & Company
                                                  Insurance Asset Management

                 VENTURE CARRIED INTERESTS ALLOCATION PLAN

                                    OF

                           CONNING CORPORATION
                           -------------------

      The purpose of this Venture Carried Interest Allocation Plan (the "Plan") is to reserve a portion of the carried interests from the venture fund activities of Conning Corporation (the "Company") and its subsidiaries and affiliates (collectively, the "Group") for the benefit of the employees of the Group. The Plan is designed to recognize that the foundation for deriving value from the Group's venture fund activities has been laid through the efforts of existing employees, but that the future efforts of these and other employees of the Group will further contribute to the growth in the value of the reserved carried interest. This Plan is not intended to replace or diminish awards made to employees under the Company's various cash bonus and stock option programs.
     NOW, THEREFORE, the Company hereby establishes the following plan:

SECTION 1.  Definitions.
---------   -----------
      As used in this Plan, the following terms shall have the following meanings:
      1.1  Allocation Year - means each of the calendar years 1990 through 1995.
           ---------------
      1.2  Board - means the Board of Directors of the Company.
           -----
      1.3  Cause - means repeated insubordination, gross negligence, willful
           -----
misconduct, commission of a felony or substantial failure to perform duties of Employee's position, which failure involves dishonesty or conduct materially injurious to the financial condition of the employing company within the Group.



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                                                  Conning & Company
                                                  Insurance Asset Management

      1.4  Committee - means the Board or a committee appointed by the Board
           ---------
to administer the Plan as provided in Section 2. hereof.

      1.5  Employee - means any employee of the Group.
           --------
      1.6  Venture Interests - means any share or portion of the Venture Pool
           -----------------
allocated to an Employee.
      1.7  Venture Pool - means an amount equal to fifty percent (50%) of any
           ------------
carried interest distributions received by Conning & Company (i) directly from the venture funds known as Conning Insurance Capital Limited
Partnership II, and Conning Insurance Capital International Partners II, or
(ii) through Conning Investment Partners Limited Partnership with respect to the venture funds known as Conning Insurance Capital Limited Partnership and Conning Insurance Capital International Partners. [For purposes hereof, "distributions" shall not include management fees, advisory fees, reimbursable expenses or other current fees for services rendered.]

SECTION 2. Committee and Its Duties
---------  ------------------------
      2.1 The Committee. The Committee may, from time to time, adopt rules
          -------------
and regulations and prescribe forms and procedures for carrying out the purposes and provisions of the Plan. The Committee shall have the sole and final authority to select recipients, determine allocations, and determine all questions arising under the Plan consistent with the requirements of this document, including the proper construction and interpretation of the Plan. Any interpretation, decision or determination made by the Committee shall be final, binding and conclusive upon all interested parties, including the Company, its subsidiaries and affiliates, their shareholders, recipients and other Employees and the successors, heirs and representatives of all such persons.


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                                                  Conning & Company
                                                  Insurance Asset Management

      The Committee may hold meetings at such times and places as it may decide and shall keep minutes of its proceedings. A majority of the members of the Committee shall constitute a quorum for purposes of any action taken by the Committee and all such actions shall be taken by a majority vote of the members present at any such meeting. Any action by the Committee may be taken by written instrument signed by all of the members, and any such action shall be as fully effective as if it had taken by a majority of the members at a meeting duly called and held.
      2.2 Committee's Duties.  As soon as practicable after the end of each
          ------------------
Allocation Year, but prior to the next succeeding March 31st, the Committee shall:
            (1) Select the recipients of Venture Interests from among the then current Employees of the Group. Such recipients shall be persons that the Committee determines have contributed to the funding, value, growth, profitability and success of the Group as a whole, including, the formation, management and success of the Venture Funds listed in Section 1.6 hereof;
            (2) Decide the amount of Venture Interests to be allocated to each such recipient in accordance with the provisions of this Plan; and
            (3) Notify each recipient selected of the amount of Interests allocated to him or her.

SECTION 3. Determination of Venture Interests.
---------  ----------------------------------
      3.1 Annual Allocation.  The Committee shall set the number of units of
          -----------------
participation ("Units") representing 100% of the Venture Pool. For each Allocation Year, the Committee shall award Venture Interests in the form of the Units equal, in the aggregate, to the percentage of the total Units indicated for such Allocation Year as follows:


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                                                  Conning & Company
                                                  Insurance Asset Management

  Allocation Year                     % of All Units
  ---------------                     --------------
       1990                               25.0%
       1991                               25.0%
       1992                               20.0%
       1993                               20.0%
       1994                               10.0%
                 Total                   100.00%

      3.2 Allocation Rules.  The annual allocation of Venture Interests made
          ----------------
by the Committee shall adhere to the following:
            (1) Eighty percent (80%) of the Units to be awarded for the 1990 and 1991 Allocation Years shall be awarded, in the aggregate, to those of the group consisting of the persons listed on Schedule A hereto who are then Employees. The remaining twenty percent (20%) of such Units shall be awarded to other Employees.
            (2) For Allocation Years subsequent to 1991, Units shall be awarded to the persons listed on Schedule A hereto who are then Employees, such that the aggregate number of Units awarded to such persons for a given Allocation Year compared to the total number of Units awarded for such year equals at least 80% less the product of 7.5% times the number of persons on Schedule A who are no longer Employees when such award is made (for example, if only 5 of such persons are Employees when the award is made, the percentage awarded to the group shall be reduced to 50% of the total awards made in the applicable Allocation Year); provided, however, that if the number of such persons who are Employees falls below 5, no special allocation of Units to such persons shall be required. Units not required to be awarded to persons on Schedule A hereto, may be awarded by the Committee to any Employees in such percentages as the Committee, in its discretion, deems appropriate in accordance herewith.


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                                                  Conning & Company
                                                  Insurance Asset Management

            (3) If any Units which have been awarded lapse pursuant to
Section 3.3 hereof, the Committee shall promptly reallocate such Units to Employees.
      3.3 Lapse of Venture Interests.  Units awarded to a recipient shall
          --------------------------
lapse if, prior to March 31, 1995, the recipient either (i) has voluntarily terminated his employment with the Group (except due to disability or normal retirement) or (ii) has had his employment with the Group terminated for Cause, and, in either case, he enters into competition with the Company as defined in Section 3.5 hereof. A recipient of an allocation shall be entitled to share in the Venture Pool on the basis of the Units held by such recipient which have not lapsed so long as the carried interest distributions eligible for the Venture Pool are being received by Conning & Company.
      3.4 Payments from Venture Pool.  The Venture Pool shall be distributed
          --------------------------
by the Company to the holders of Units according to the number so held. Distributions shall be made at least once each year, within ninety (90) days following receipt of distributions by Conning & Company that result in increases to the Venture Pool hereunder. Venture Pool funds otherwise available for distribution, but attributable to Units not yet allocated by the Committee pursuant to this Section, shall be retained and reserved by the Company until such time as the applicable Units are allocated and distribution is made to the recipient(s) of such Units.
      3.5 Competition.  A recipient shall be in competition with the Company
          -----------
if he, within the United States, directly or indirectly, owns, operates, manages, joins, controls, participates in the ownership, management, operation or control of, or is paid or employed by, or acquires any securities of, or otherwise becomes associated with or provides assistance to, as an employee, consultant, director, officer, shareholder, partner, agent, associate, principal, representative or in any other capacity, any business entity or activity which is the same, or similar to, or competitive


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                                                  Conning & Company
                                                  Insurance Asset Management

with the business carried on by the Company or any of its subsidiaries at the date of termination of his employment, including without limitation the asset management and investment advisory services provided to institutional and individual clients, the consulting services provided to insurance company clients, and the venture capital fund business of the Company (the "Business"); provided, however, that the foregoing shall not prevent the
             --------  -------
Employee from acquiring the securities of or an interest in any business, provided such ownership of securities or interest represents at the time of such acquisition, but including any previously held ownership interest, less than five percent (5%) of any class or type of securities of, or interest in, such business.

SECTION 4. Miscellaneous.
---------  -------------
      4.1 Effective Date, Plan Duration and Amendments.  This Plan shall
          --------------------------------------------
become effective when approved by the Board. The Board shall not have the right to suspend, cancel or modify the Plan without the approval of the holders of a majority all Units that have been granted as of the effective date of such action.
      4.2 Limitation of Rights.  Nothing in this Plan, or any amendment
          --------------------
hereof, shall be construed to give any Employee any right to receive Venture Interests other than as provided herein. Nothing in this Plan, or any amendment hereof, shall be construed to create rights of employment or to limit in any way the right of the Company or a subsidiary or affiliate to terminate an Employee's employment at any time, or give any right to an Employee to remain employed by the Company or a subsidiary or affiliate in any particular position or at any particular rate of remuneration.


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                                                  Conning & Company
                                                  Insurance Asset Management

      4.3 Governing Law.  This Plan and any rights of any persons hereunder
          -------------
shall be construed in accordance with and be governed by the laws of the State of Connecticut, including its conflict of laws principles.
      4.4 Severability.  If any provision of this Plan or application
          ------------
thereof to any person or circumstance shall to any extent be invalid, the remainder of this Plan or the application of such provision to persons, entities, or circumstances other than those as to which it is held invalid, shall not be affected thereby and each provision of this Plan shall be valid and enforceable to the fullest extent permitted by law.
      4.5 Headings for Convenience.  The underlined captions of this Plan
          ------------------------
are for convenience of reference only and shall not be deemed to define or limit the provisions hereof or to affect their construction or application.
      4.6 Gender.  Neither the gender nor the number (singular or plural) of
          ------
any word shall be construed to exclude another gender or number where a difference of gender or number would be appropriate.
      4.7 Nonassignability.  The Units may not be assigned by the recipient
          ----------------
without the prior written consent of the Company; provided, however, that
(i) the recipient may designate in such written form as the Company may reasonably require a beneficiary or beneficiaries to receive the payments from the Venture Pool upon the death or disability of the recipient, and
(ii) the executors, administrators or other legal representatives of the recipient or his/her estate may assign the Units to the persons entitled thereto.


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                          Amendment No. 1 to
                          ------------------
              Venture Carried Interests Allocation Plan
              -----------------------------------------
                        of Conning Corporation
                        ----------------------

      AMENDMENT NO. 1 (the "Amendment") dated January 15, 1993, but effective January 1, 1993, to Venture Carried Interests Allocation Plan of Conning Corporation (the "Company") adopted at a Board of Directors meeting of the Company on December 21, 1990 and attached as Exhibit H to a certain Stock Purchase Agreement between the shareholders of the Company and Covenant Mutual Insurance Company dated December 28, 1990 (the "Plan").

      The Company hereby amends the Plan as follows:

      1.    Section 3.2 (Allocation Rules) of the Plan is hereby amended by
                         ----------------
deleting subsection (2) thereof in its entirety, and substituting therefor the following:

            "(2) For Allocation Years subsequent to 1991, Units may be awarded by the Committee to any Employees in such percentages as the Committee, in its discretion, deems appropriate in accordance herewith."

      Except as specifically amended by this Amendment, all of the terms and conditions of the Plan shall remain in full force and effect.

                                    CONNING CORPORATION

                                    By: /s/ Fred M. Schpero
                                       -------------------------------------
                                    Its: Secretary
                                        ------------------------------------



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                             AMENDMENT NO. 2

                                   TO

               VENTURE CARRIED INTERESTS ALLOCATION PLAN

                       OF CONNING CORPORATION

            AMENDMENT NO. 2 (the "Amendment") dated December 15, 1995, to Venture Carried Interests Allocation Plan of Conning Corporation (the "Company") dated as of December 28, 1990 (the "Plan").

      The Company hereby amends the Plan as follows:

      Section 3.4 (Payment From Venture Pool) of the Plan is deleted in its
                   -------------------------
entirety and the following new Section 3.4 is substituted therefor:

      Section 3.4 Payment From Venture Pool.  The Venture Pool shall be
                  -------------------------
distributed by the Company to the holders of Units according to the number as held. Distributions shall be made at such time and in such form (cash or kind) as shall be determined by the Committee. Notwithstanding the foregoing, distributions of cash shall be made within 90 days following (i) receipt of cash distributions by Conning & Company that result in increases to the Venture Pool hereunder or (ii) conversion of in kind distributions to cash.

      Except as specifically amended by this Amendment, all of the terms and conditions of the Plan shall remain in full force and effect.

      Dated at Hartford, CT this 15th day of December, 1995.

                                                  CONNING CORPORATION



                                                  By:  /s/ M. W. Slayton
                                                       ------------------------
                                                       Its President and
                                                       Chief Executive Officer